News Release
Mike Dunn	Corporate Affairs
212-922-7859	200 Park Avenue
dunn.mg@mellon.com	New York, NY 10166

FOR IMMEDIATE RELEASE

MELLON FINANCIAL COMPLETES SALE

OF HBV ALTERNATIVE STRATEGIES UNIT

PITTSBURGH, December 15, 2006 – Mellon Financial Corporation has completed the previously announced sale of its Mellon HBV Alternative Strategies LLC unit to Mickey Harley, chief executive officer of HBV.

Terms of the transaction were not disclosed. HBV will be renamed Fursa Alternative Strategies LLC.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing asset management, private wealth management, asset servicing and payment solutions and investor services. Mellon has approximately $5.3 trillion in assets under management, administration or custody, including $918 billion under management. News and other information about Mellon is available at www.mellon.com.

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